As filed with the Securities and Exchange Commission on March 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oncorus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3779757 (I.R.S. Employer Identification No.)

50 Hampshire Street, Suite 401

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip code)

Oncorus, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Theodore (Ted) Ashburn, M.D., PhD.

President and Chief Executive Officer

Oncorus, Inc.

50 Hampshire Street, Suite 401

Cambridge, Massachusetts 02139

Tel: (857) 320-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Brian J. Shea Director, Legal Counsel and Secretary Oncorus, Inc. 50 Hampshire Street, Suite 401 Cambridge, Massachusetts 02139 (857) 320-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering 1,292,458 shares of its common stock, $0.0001 par value per share (“Common Stock”), issuable to eligible persons under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”).

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File No. 333-249425), filed with the Securities and Exchange Commission on October 9, 2020 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the information contained in the Prior Registration Statement is hereby incorporated by reference.

PART II

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39575	3.1	October 6, 2020

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39575	3.2	October 6, 2020

4.3	Form of Common Stock Certificate	S-1/A	333-248757	4.2	September 28, 2020

5.1*	Opinion of Cooley LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for the Registrant

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	2020 Equity Incentive Plan	S-1/A	333-248757	10.5	September 28, 2020

99.2	Form of Stock Option Grant Notice and Option Agreement for the 2020 Equity Incentive Plan	S-1/A	333-248757	10.6	September 28, 2020

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for the 2020 Equity Incentive Plan	S-8	333-249425	4.9	October 9, 2020

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 9th day of March, 2022.

ONCORUS, INC.

By:	/s/ Ted Ashburn
Name: Theodore (Ted) Ashburn, M.D., Ph.D.
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theodore (Ted) Ashburn, M.D., PhD. and John McCabe, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ted Ashburn Theodore (Ted) Ashburn, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2022

/s/ John McCabe John McCabe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2022

/s/ Mitchell Finer Mitchell Finer, Ph.D.	Chairman of the Board of Directors	March 9, 2022

/s/ Scott Canute Scott Canute	Director	March 9, 2022

/s/ Luke Evnin Luke Evnin, Ph.D.	Director	March 9, 2022

/s/ Mary Kay Fenton Mary Kay Fenton	Director	March 9, 2022

/s/ Spencer Nam Spencer Nam	Director	March 9, 2022

/s/ Eric Rubin Eric Rubin	Director	March 9, 2022

/s/ Barbara Yanni Barbara Yanni	Director	March 9, 2022